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PRODUCT SUPPLEMENT NO. 2A TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO
PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Buffered Accelerated Return Equity Securities (BARES)SM

and

Accelerated Return Equity Securities (ARES)®

and

Buffered Securities®

Linked to the Value of an Index or a Basket of Indices

        The securities will be linked to an index, which we refer to as the "reference index" or to a basket of reference indices, which we refer to as the "basket." If the applicable pricing supplement specifies that the securities are linked to a basket, unless the context indicates otherwise, all references herein to the reference index shall be deemed to be to the reference indices comprising the basket or the basket, as appropriate, and references herein to index return, index level, initial index level, final index level and index sponsor shall be deemed to be to basket return, basket level, initial basket level, final basket level and index sponsors. The one or more reference indices to which the securities will be linked will be specified in the applicable pricing supplement.

         The maturity date of each security will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date.

         The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level on a valuation date is greater than the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES or BARES, the index return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the securities are Buffered Securities®, the index return will be equal to the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the final index level on a valuation date is less than or equal to the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are Accelerated Return Equity Securities (ARES)®, Buffered Accelerated Return Equity Securities (BARES)SM or Buffered Securities®. If the securities are ARES, then the index return will be zero or negative, and will be equal to the percentage decrease in the index level, and as a result you may lose some or all of the principal amount of your securities. If the securities are BARES or Buffered Securities® and (i) the final index level on a valuation date is less than or equal to the initial index level but is greater than or equal to a percentage, as specified in the applicable pricing supplement, of the initial index level, then the index return will be zero and you will receive only an amount equal to the principal amount of your securities at maturity; or (ii) the final index level on a valuation date is less than the percentage of the initial index level specified in the applicable pricing supplement, then the index return will be negative and you will receive less than the principal amount of your securities, but you will still receive at maturity the percentage of the principal amount of your securities specified in the applicable pricing supplement.

    Please refer to "Risk Factors" beginning on page PS-5 for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is July 2, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Accelerated Return Equity Securities, the Buffered Accelerated Return Equity Securities and the Buffered Securities® and how is the redemption amount calculated?

        The Accelerated Return Equity Securities (ARES)®, the Buffered Accelerated Return Equity Securities (BARES)SM and the Buffered Securities®, or the securities, are notes issued by us, the return on which is linked to the performance of an index or a basket of indices. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level on a valuation date is greater than the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES or BARES, the index return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the securities are Buffered Securities®, the index return will be equal to the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the final index level on a valuation date is less than or equal to the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES, then the index return will be zero or negative, and will be equal to the percentage decrease in the index level, and as a result you may lose some or all of the principal amount of your securities. If the securities are BARES or Buffered Securities® and (i) the final index level on a valuation date is less than or equal to the initial index level but is greater than or equal to a percentage, as specified in the applicable pricing supplement, of the initial index level, then the index return will be zero and you will receive only an amount equal to the principal amount of your securities at maturity; or (ii) the final index level on a valuation date is less than the percentage of the initial index level specified in the applicable pricing supplement, then the index return will be negative and you will receive less than the principal amount of your securities, but you will still receive at maturity the percentage of the principal amount of your securities specified in the applicable pricing supplement.

        For a further description of how the redemption amount at maturity will be calculated, please refer to "Description of the Securities—Redemption amount."

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-5.

        The ARES securities are not principal protected and the BARESsecurities and the Buffered Securities® are only partially principal-protected.    An investment in the ARES securities is not principal-protected and you may receive less at maturity than you originally invested, or even zero, if the closing level on a valuation date is less than the initial index level. An investment in the BARES securities or the Buffered Securities® is only partially principal-protected and you may receive less at maturity than you originally invested in the securities. If you purchase BARES or the Buffered Securities® and the final index level on a valuation date is less than the percentage specified in the applicable pricing supplement of the initial index level you will bear a portion of the depreciation in the reference index down to the percentage specified in the applicable pricing supplement of the principal amount of your securities.

        The securities may pay less than the full index appreciation.    If the reference index increases, your return will be based on the percentage, if any, specified in the applicable pricing supplement of the increase in the reference index, and may be subject to a cap if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference index increases, the return on your investment in the securities will not perform as well as a direct investment in the reference index if the reference index appreciates above the cap, if any.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Does investment in the securities entitle me to any ownership interests in the reference index?

        An investment in the securities does not entitle you to any ownership interest in the reference index.

If the reference index is an equity index, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the reference index?

        If the reference index is an equity index, as a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising the reference index or have voting or any other rights of a holder of the stocks comprising the reference index.

Will there be an active trading market in the securities?

        If specified in the applicable pricing supplement, application will be made to list the securities on the American Stock Exchange. No assurance can be made that the application will be approved or the securities will be listed. Regardless of whether or not the securities are listed, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The ARES securities are not principal-protected and the BARES and the Buffered Securities® securities are only partially principal-protected

        An investment in the ARES securities is not principal-protected and you may receive less at maturity than you originally invested, or even zero, if the final index level is less than the initial index level. An investment in the BARES securities and the Buffered Securities® is only partially principal-protected and you may receive less at maturity than you originally invested in the securities; if the final index level is less than the percentage specified in the applicable pricing supplement of the initial index level you will bear a portion of the depreciation in the reference index down to the percentage specified in the applicable pricing supplement of the principal amount of your securities.

The securities may pay less than the full index appreciation

        If the reference index appreciates, your return will be based on the percentage, if any, specified in the applicable pricing supplement of the index return, subject to a cap, if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation, if the reference index increases more than the percentage specified in the applicable pricing supplement over the term of the securities you will not benefit from any appreciation in the reference index above such percentage.

The securities do not pay interest

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the reference index. Because the redemption amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

If the reference index is an equity index, an investment in the securities is not the same as an investment in the stocks comprising the reference index

        If the reference index is an equity index, the payment of dividends on the stocks which comprise the reference index generally has no effect on the calculation of the level of the reference index. Therefore, the return on your investment based on the percentage change in the reference index is not the same as the total return based on the purchase of those underlying stocks. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the reference index.

The formula for determining the redemption amount does not take into account all developments in the reference index prior to the valuation date or dates

        Changes in the level of the reference index during the term of the securities before the valuation date or dates on which the final index level is calculated may not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing the initial index level only with the closing level of the reference index on the valuation date or dates specified in the applicable pricing supplement. No other index levels will be taken into account. As a result, you may lose part of your investment even if the reference index has risen at certain times during the term of the securities before falling to a level below the initial index level on the date or dates on which the final index level is calculated.

There may be little or no secondary market for the securities

        If specified in the applicable pricing supplement, application will be made to list the securities on the American Stock Exchange, and no assurance can be made that the application will be approved or the securities will be listed. Regardless of whether or not the securities are listed, we cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the index sponsor or, if the reference index is an equity index, to the issuers of the stocks comprising the reference index

        You will have no rights against the sponsor of the reference index (the "index sponsor") or, if the reference index is an equity index, to the issuers of the stocks comprising the reference index. The securities are not sponsored, endorsed, sold or promoted by any index sponsor or any such issuer. No index sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No index sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the reference index to track general stock performance. The index sponsor's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the reference index, which is determined, composed and calculated by the index sponsor without regard to us or the securities. The index sponsor has no obligation to take our needs or your needs into consideration in determining, composing or calculating the reference index. No index sponsor or any issuer of a stock comprising the reference index is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No index sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The U.S. federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The current level of the reference index.

  •
  Interest and yield rates in the market.

  •
  Economic, financial, political and regulatory or judicial events that affect the components comprising the reference index or stock markets generally and that may affect the appreciation of the reference index.

  •
  The volatility of the reference index.

  •
  The time remaining to maturity of the securities.

  •
  If the underlying index is an equity index, the dividend rate on the stocks comprising the reference index.

  •
  Credit Suisse's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of the impact of any change resulting from another factor or factors.

Our hedging activity may affect the value of the components comprising the reference index and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the components comprising the reference index or in other instruments, such as options, swaps or futures, based upon the components comprising the reference index. This hedging activity could affect the value of the components comprising the reference index and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Historical performance of the reference index is not indicative of future performance

        The future performance of the reference index cannot be predicted based on its historical performance. We cannot guarantee that the level of the reference index will increase or that you will not receive at maturity an amount substantially less than the principal amount of the securities.

Adjustments to the reference index could adversely affect the securities

        The index sponsor is responsible for calculating and maintaining the reference index. The index sponsor can add, delete or substitute the components comprising the reference index or make other methodological changes that could change the value of the reference index at any time. The index sponsor may discontinue or suspend calculation or dissemination of the reference index.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of the reference index." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

If the securities are linked to a basket, changes in the value of one or more of the reference indices comprising the basket may offset each other

        If the securities are linked to a basket, price movements in the reference indices comprising the basket may not correlate with each other. At a time when the level of one or more of the reference indices comprising the basket increases, the level of one or more of the other reference indices comprising the basket may not increase as much or may even decline.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the reference indices comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other reference indices comprising the basket. You can review the historical levels of each of the reference indices comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the references indices comprising the basket or of the basket as a whole, or whether increases in the levels of any of the reference indices comprising the basket will be offset by decreases in the levels of other reference indices, based on their historical performance.

Investing in a security linked to a reference index based on foreign stocks bears potential risks

        If a reference index contains foreign stocks, an investment in the securities may involve considerations that may not be associated with a security linked to a reference index based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

The securities may be subject to currency exchange risk if the reference index is an equity index and the stocks comprising the reference index are not denominated in the same currency as the reference index

        Because the prices of the stocks comprising the reference index (if the reference index is an equity index) will be converted into the currency in which the reference index is denominated (the "base currency") for the purposes of calculating the value of the reference index, your investment will be exposed to currency exchange risk with respect to each of the countries represented in the reference index which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising the reference index are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the reference index are denominated, the value of the reference index may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the reference index. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the reference index and other countries important to international trade and finance.

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC and/or any other affiliate may from time to time buy or sell stocks or other components comprising a reference index or derivative instruments related to a reference index for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or other components or the levels of a reference index, and thus affect the market price of the securities.

        In addition, for reference indices where Credit Suisse International, which is an affiliate of ours, acts as the calculation agent for the securities, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of Credit Suisse, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of Credit Suisse. In such cases, the reference index is rebalanced periodically by HOLT. HOLT maintains some discretion on how the calculations comprising the underlying methodology are made, which may affect the rebalancing of the reference index. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount, potential conflicts of interest may exist between Credit Suisse and its affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying a reference index (if such reference index is an equity index), including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks comprising the reference index (if such reference index is an equity index). This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the reference index (if such reference index is an equity index) and/or the level of the reference index and, consequently, the market price and the redemption amount payable at maturity of the securities.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference index on a valuation date, then the valuation date for that reference index will be postponed to the first succeeding index business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference index exists on each of the five index business days immediately following the scheduled final valuation date. In that case, the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index, notwithstanding the existence of a market disruption event in respect of such reference index, and the calculation agent will determine the closing level for such final valuation date on that fifth succeeding index business day. If the securities are linked to a basket, the valuation dates for each reference index comprising the basket not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of a reference index comprising the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final index level for each reference index comprising the basket has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "—Market disruption events."

Holdings of the securities by our affiliates and future sales may affect the price of the securities

        Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the stocks comprising the reference index (if the securities are linked to an equity index) or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference index or the stocks comprising the reference index to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the reference index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the reference index, there can be no assurance that the level of the reference index will not be affected.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the level of the reference index), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference index, or the stocks comprising the reference index. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the reference index or the stocks comprising the reference index, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

General

        The securities are medium-term notes as described in the accompanying prospectus supplement.

Redemption; Defeasance

        The securities are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the securities will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be determined as discussed below under "—Market disruption events." No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the index return, calculated as set forth below. If the final index level on a valuation date is greater than the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES or BARES, the index return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the securities are Buffered Securities®, the index return will be equal to the percentage increase in the index level, but the index return may be subject to a cap if one is specified in the applicable pricing supplement. If the final index level on a valuation date is less than or equal to the initial index level, then the manner in which the index return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ARES, BARES or Buffered Securities®. If the securities are ARES, then the index return will be zero or negative, and will be equal to the percentage decrease in the index level, and as a result you may lose some or all of the principal amount of your securities. If the securities are BARES or Buffered Securities® and (i) the final index level on a valuation date is less than or equal to the initial index level but is greater than or equal to a percentage, as specified in the applicable pricing supplement, of the initial index level, then the basket return will be zero and you will receive only an amount equal to the principal amount of your securities at maturity; or (ii) the final index level on a valuation date is less than the percentage of the initial index level specified in the applicable pricing supplement, then the index return will be negative and you will receive less than the principal amount of your securities, but you will still receive at maturity the percentage of the principal amount of your securities specified in the applicable pricing supplement.

        A "market disruption event" is, in respect of the reference index, the occurrence or existence on any index business day for the reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of a reference index based on a comparison of (1) the portion of the level of the reference index attributable to each component comprising the reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on the reference index; or

          (c)   a related exchange in futures contracts on the reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

An "index business day" with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" with respect to any reference index means the principal exchange on which any component comprising the reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to the reference index are traded.

Market disruption events

        If the calculation agent determines that a market disruption event exists in respect of the reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding index business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding index business day following the scheduled final valuation date will be deemed to be the final valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the index level for such reference index on that deemed final valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of the reference index" below). If the securities are linked to a basket, the valuation dates for each reference index comprising the basket not affected by a market disruption event shall be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of a reference index that comprises the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final index level for each reference index comprising the basket has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of the reference index

        If any reference index is (a) not calculated and announced by its sponsor or index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any index sponsor, index calculation agent, index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the index sponsor or index calculation agent, as applicable (or a successor sponsor or successor index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to that change or failure, but using only those components that comprised such index immediately prior to that change or failure. Notice of adjustment of such index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE REFERENCE INDEX OR THE BASKET

        The one or more reference indices to which the securities will be linked will be specified in the applicable pricing supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

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  a financial institution,

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  a mutual fund,

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  a tax-exempt organization,

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  a grantor trust

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  certain U.S. expatriates

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  an insurance company,

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  a dealer or trader in securities or foreign currencies,

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  a person (including traders in securities) using a mark-to-market method of accounting,

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  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

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  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel,

Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be treated, for U.S. federal income tax purposes, as a prepaid forward contract, with respect to the reference index or indices that is eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid forward contract, the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

        Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Forward Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

PS-19

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Except as otherwise provided in the applicable pricing supplement, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law because such purchase, holding and subsequent disposition is covered by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

        We will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the securities it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any securities sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a security of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

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TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE INDEX OR THE BASKET
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
UNDERWRITING